Exhibit 31.4

Certification

I, Christian E. Rothe, certify that:

1.	I have reviewed this Amendment No. 1 on Form 10-K/A of Graco Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:	March 2, 2018	/s/ CHRISTIAN E. ROTHE
Christian E. Rothe
Chief Financial Officer and Treasurer